                               EXHIBIT 23  (ii)

                         FINANCIAL STATEMENT SCHEDULES

                    C.M. Life Insurance Company
Schedule I : Summary of Investments Other Than Investments in Related Parties
                       As of December 31, 1997
                           ($ In Millions)

                                                                                                  Fair                  Balance
              Type of Investment                                           Cost or               Value                   Sheet
                                                                         Other Basis           (see note)                Amount
                                                                         -----------           ----------                ------
Bonds
  U.S. Treasury Securities and obligations of
   U.S. Government Corporations
   and Agencies                                                               $104.3               $106.3              $  104.3

  Debt Securities issued by Foreign
   Governments                                                                   4.6                  4.3                   4.6

  Mortgage-backed securities                                                    38.8                 39.6                  38.8

  State and local governments                                                   20.0                 20.3                  20.0

  Corporate debt securities                                                    471.8                485.5                 471.8

  Utilities                                                                     25.0                 26.1                  25.0
                                                                             -------               ------              --------

       Total Bonds                                                             664.5                682.1                 664.5
                                                                             =======               ======              ========

  Common Stocks                                                                 50.2                 61.4                  61.4

   Total Bonds and
     Common Stock                                                              714.7               $743.5                 725.9
                                                                             =======               ======              ========

Other Investments:

  Mortgage Loans                                                               101.6                                      101.6

  Policy Loans                                                                 142.5                                      142.5

  Cash and Cash Equivalents                                                     88.4                                       88.4
                                                                             -------                                   --------

           Total Other Investments                                               2.2                                        2.2
                                                                             -------                                   --------

           Total Investments                                                  $947.8                                   $1,060.6
                                                                             =======                                   ========

Note: Fair values for equity securities and fixed maturities approximate those quotations published by applicable stock exchanges or are received from other reliable sources.

                          C.M. LIFE INSURANCE COMPANY

           SCHEDULE III: SUPPLEMENTARY INSURANCE INFORMATION (1)(2)

                               December 31, 1997
                                 (In Millions)

                                                  Policyholders'                    Net      Policy Benefits
                                 Policyholders'     Dividends                    Investment   and Payments                Other
                                  Reserves and     Claims and       Premium      and Other    and Increase              Insurance
Segment                              Funds       Other Benefits     Income       Income (2)   in Reserves   Commissions  Expenses
---------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1997
Individual line                      $951.0           $4.5          $331.3         $72.1         $290.4        $33.5      $53.0
Year ended December 31, 1996
Individual line                      $907.5           $3.8          $314.4         $76.4         $309.3        $25.0      $48.6
Year ended December 31, 1995
Individual line                      $867.7           $2.1          $260.8         $84.4         $270.3        $14.1      $37.1

(1) Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to mutual life insurance companies.

(2) Includes other income of $(3.2) million, $1.2 million and $15.5 million for 1997, 1996 and 1995, respectively.

                          C.M. Life Insurance Company
                           Schedule IV: Reinsurance
             For the Years Ended December 31, 1997, 1996 and 1995
                                 (In Millions)



                                                             Ceded
                                               Gross        To Other      Net
                                               Amount      Companies    Amount
                                               ------      ---------    ------
December 31, 1997

  Life insurance in force                      $36,147.6   $18,127.1   $18,020.5
                                               =========   =========   =========

  Premium and other considerations:
    Individual life and annuities              $   160.6   $    46.8   $   113.8
    Group life                                       5.0         0.1         4.9
                                               ---------   ---------   ---------

  Total Premium and other considerations:      $   165.6   $    46.9   $   118.7
                                               =========   =========   =========

December 31, 1996

  Life insurance in force                      $24,357.4   $ 7,812.8   $16,544.6
                                               ---------   ---------   ---------

  Premium and other considerations:
    Individual life and annuities              $   126.0   $    46.5   $    79.5
    Group life                                       8.6          --         8.6
                                               ---------   ---------   ---------
  Total Premium and other considerations:      $   134.6   $    46.5   $    88.1
                                               =========   =========   =========

December 31, 1995

  Life insurance in force                      $19,133.0   $ 7,323.4   $11,809.6
                                               =========   =========   =========

  Premium and other considerations:
    Individual life and annuities              $   134.3   $    50.7   $    83.6
                                               =========   =========   =========